UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 23, 2020 (November 19, 2020)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), previously approved, subject to shareholder approval, the Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan (the “Plan”). As described below under Item 5.07, the Company’s shareholders approved the Plan at the Company’s 2020 annual meeting of shareholders, held on November 19, 2020 (the “Annual Meeting”). The Plan became effective on November 19, 2020.

The material terms of the Plan were described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 1, 2020 (the “Proxy Statement”) under the caption “PROPOSAL 3: APPROVAL OF THE CRACKER BARREL OLD COUNTRY STORE, INC. 2020 OMNIBUS INCENTIVE PLAN.” The Plan is scheduled to terminate on November 19, 2030.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan set forth as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on November 19, 2020 at the Company’s headquarters in Lebanon, Tennessee. On November 23, 2020, First Coast Results, Inc., the inspector of election for the Annual Meeting (“First Coast”), delivered its certification of final voting results for the Annual Meeting to the Company. The final voting results reflect that a total of 18,455,290 shares of the Company’s common stock, out of a total of 23,697,396 shares of common stock outstanding and entitled to vote as of September 18, 2020, the record date, were present in person or represented by proxies at the Annual Meeting, and that the results for each proposal presented to the shareholders at the Annual Meeting are as set forth below:

1. Election to the Board of ten of the following eleven director nominees:

	For	Withheld
Thomas H. Barr	17,476,800	244,324
Carl T. Berquist	17,631,767	89,357
Sandra B. Cochran	17,622,168	98,956
Meg G. Crofton	17,470,599	250,525
Gilbert R. Dávila	17,620,330	100,794
Norman E. Johnson	11,280,272	3,894,261
William W. McCarten	17,411,726	308,398
Coleman H. Peterson	17,366,422	354,702
Gisel Ruiz	17,624,439	96,685
Andrea M. Weiss	17,583,821	137,303
Raymond P. Barbrick	2,462,662	83,929

*	The Company’s proxy solicitor, Okapi Partners LLC (“Okapi”), has informed the Company that Okapi determined that certain entities affiliated with Sardar Biglari (collectively, “Biglari”) withheld 2,055,141 votes for Mr. Johnson.

The following ten directors were elected at the Annual Meeting: Thomas H. Barr, Carl T. Berquist, Sandra B. Cochran, Meg G. Crofton, Gilbert R. Dávila, Norman E. Johnson, William W. McCarten, Coleman H. Peterson, Gisel Ruiz and Andrea M. Weiss. In addition, First Coast has advised the Company that there were zero broker non-votes on proposal 1.

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2020 proxy statement (“say-on-pay”):

For	Against	Abstentions
6,354,598	*11,137,415	229,105

*	Okapi has informed the Company that Okapi determined that Biglari voted 2,055,141 shares against this proposal.

First Coast has advised the Company that there were zero broker non-votes on proposal 2.

3. Approval of the Plan:

For	Against	Abstentions
14,832,874	*2,723,715	164,528

*	Okapi has informed the Company that Okapi determined that Biglari voted 2,055,141 shares against this proposal.

First Coast has advised the Company that there were zero broker non-votes on proposal 3.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2021 fiscal year:

For	Against	Abstentions
17,826,546	557,105	71,637

First Coast has advised the Company that there were zero broker non-votes on proposal 4.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit No.	Description

	10.1	Cracker Barrel Old Country Store, Inc. 2020 Omnibus Incentive Plan.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 23, 2020	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary